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                                                                   EXHIBIT 10.01
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is made and entered into as of this 20th day of December, 1999, by and between OLD NATIONAL BANCORP (the "Company"), an Indiana corporation, and DONALD P. WEINZAPFEL (the "Executive"), an Indiana resident.

                                   WITNESSETH:

         WHEREAS, the Company, Old National Bank, Permanent Bancorp, Inc. ("Permanent"), Permanent Bank (the "Bank") and Merger Corporation I ("Merger Corporation") have entered into that certain Agreement of Affiliation and Merger dated December 20, 1999 (the "Merger Agreement"); and

         WHEREAS, the Company wishes to engage the Executive as a consultant, and the Executive desires to provide certain consulting services, in accordance with this Agreement.

         NOW THEREFORE, in consideration of the foregoing premises, the mutual promises, obligations and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Term; Consulting Services.

         The Executive shall provide the consulting services described herein for a term of eighteen (18) months immediately following the Effective Time (as defined in the Merger Agreement), unless earlier terminated as provided herein (the "Term"). During the Term, the Executive shall provide, upon the request of the Company or Old National Bank, certain consulting services to Old National Bank. Such consulting services shall (a) be reasonably determined by the Company or Old National Bank, (b) be performed by the Executive during normal business hours at any office of the Company or Old National Bank now or hereafter located in Vanderburgh, Warrick or Posey Counties in Indiana, and (c) not exceed twenty
(20) hours per month. The Executive shall perform the consulting services pursuant to this Agreement to the best of his ability and in a faithful and diligent manner.

Section 2. Executive's Employment.

         In accordance with Section 6(b) of the Employment Agreement, the Executive hereby voluntarily terminates his employment by, and hereby voluntarily resigns from all officer and other positions held by him at, Permanent and the Bank, effective as of the Effective Time, and the parties hereto hereby waive the ninety (90) day notice requirement of Section 6(b) of the Employment Agreement and the requirement to obtain an assumption agreement pursuant to Section 12 of the Employment Agreement. Accordingly, at and following



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the Effective Time, no party to that certain Employment Agreement (the
"Employment Agreement") dated October 6, 1998 by and among Permanent, the Bank and the Executive shall have any liability or obligation to any other party thereto under the Employment Agreement, except that the Executive's covenants and obligations pursuant to Section 10 of the Employment Agreement shall remain in full force and effect and continue to be binding upon the Executive in accordance with the provisions thereof and except with respect to any compensation properly due and payable to the Executive under the Employment Agreement at the Effective Time which remains unpaid at the Effective Time. The Executive hereby understands, acknowledges and agrees that, from and following the Effective Time, (a) he shall not be entitled to receive or participate in any salary, bonus, compensation or other payments or any employee benefits (including, without limitation, any retirement, pension, profit-sharing and insurance) of or from the Company, Old National Bank, Permanent, the Bank or Merger Corporation, whether pursuant to the Employment Agreement or otherwise, except for (i) the Consulting Fee provided herein, (ii) all fully vested retirement, pension and profit-sharing benefits properly payable to the Executive, and (iii) any insurance coverage under applicable law or under the retiree welfare benefits, if any, made available by the Company to its retirees or former directors, it being understood and agreed that all premiums and costs for such insurance coverage shall be the sole responsibility of the Executive; and (b) he hereby waives and releases any and all rights and claims to the items referenced in Section 2(a) hereof.

         The Executive hereby expressly understands, acknowledges and agrees that, on and after the Effective Time, he shall not be entitled to, and the Executive hereby expressly waives and releases all rights and claims to, any salary, compensation, payment and/or other amount from the Company, Old National Bank, Permanent, the Bank and Merger Corporation under Sections 6, 7 and 8 of the Employment Agreement (whether based upon any termination, change in control or otherwise).

Section 3. Compensation.

         During the Term, the Company shall pay to the Executive, and the Executive shall accept from the Company, as full payment for his consulting services provided hereunder, an amount equal to Fourteen Thousand Five Hundred Dollars ($14,500) per month (the "Consulting Fee"), payable in equal monthly installments on the first day of each month during the Term. The Executive shall be responsible for and pay all taxes relating to the Consulting Fee paid to the Executive.

Section 4. Termination.

         During the Term, this Agreement may be terminated by the Company or the Executive at any time with or without cause upon ten (10) days prior written notice to the other. In addition, this Agreement shall automatically terminate upon the death or disability of the Executive. Upon any termination of this Agreement, the Company shall pay to the Executive (or, in the event of the Executive's death, to the Executive's estate) the Consulting Fee from the date of termination through the end of the Term. Any


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termination of this Agreement shall not affect the Executive's covenants and obligations under Section 10 of the Employment Agreement, all of which shall remain in full force and effect and continue to be binding upon the Executive in accordance with the provisions thereof

Section 5. Relationship of the Parties.

         The Executive shall be an independent contractor responsible for his own actions, and nothing contained in this Agreement shall be construed to constitute or make the Executive an employee, representative or agent of the Company. Nothing in this Agreement creates a relationship of agency, employment, partnership, co-venture or joint venture between the parties, and neither party hereto shall have any authority to bind the other in any respect. This Agreement does not and shall not be construed so as to entitle Executive to any of the benefits, privileges or amenities of employment by the Company or any of its subsidiaries, other than the insurance coverage described in Section 2 hereof.

Section 6. Certain Other Matters.

         6.01. Country Club Membership. The Company shall, within thirty (30) days following the Effective Time, cause Permanent or Old National Bank, as the case may be, to transfer and assign to the Executive the membership at Rolling Hills Country Club owned by Permanent for the benefit of the Executive. Following such transfer and assignment, the Executive shall be responsible for and pay all dues, assessments, fees, costs and other amounts relating to such membership.

         6.02. Other Agreements. The Executive hereby acknowledges and agrees that the Employment Agreement (including the agreements, arrangements and perquisites referred to therein) constitutes the only agreement, commitment and understanding between or among Permanent, the Bank and the Executive relating to Permanent's and the Bank's employment of the Executive. The Executive further acknowledges and agrees that the Employment Agreement has never been amended, modified or extended in any respect, except for the amendment thereto that extended the term of the Employment Agreement through the Effective Time.

         6.03. No Breaches or Claims. The Executive hereby acknowledges and agrees that neither the Executive nor Permanent or the Bank has breached or defaulted under, or is presently in breach of or default under, the Employment Agreement. The Executive hereby further acknowledges and agrees that the Executive has not waived compliance of any term, condition or provision of the Employment Agreement. The Executive represents and agrees that, as of the date hereof, he has no claims, demands, causes of action, suits or proceedings pending or threatened against Permanent, the Bank or any of their stockholders, directors, officers or employees, whether arising under the Employment Agreement or otherwise.

         6.04. Payments under the Employment Agreement. The Executive hereby acknowledges and agrees that he has received in full all salary, compensation, employee benefits, payments and other amounts to which


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he is entitled under the Employment Agreement or otherwise from Permanent and the Bank through and including the date hereof (except for any fully vested benefits under any employee benefit plan of Permanent or the Bank that are being paid or will be paid in accordance with a written plan document or agreement).

         6.05. Certain Representations, Warranties and Covenants. The Executive represents, warrants, covenants and agrees that (a) he has the legal capacity to enter into this Agreement and that by doing so, the Executive is not in breach or contravention of any other agreements to which he is a party, (b) this Agreement is binding upon and enforceable against the Executive, (c) all information and materials which the Executive may submit to the Company or Old National Bank in providing the consulting services hereunder will not infringe upon or violate the rights of any third party, (d) Section 10 of the Employment Agreement shall survive the Merger and shall continue in full force and effect and be binding upon him following the Effective Time in accordance with the provisions thereof, (e) neither this Agreement (including the Executive's resignation contemplated hereby) nor any action on the part of the Company, Old National Bank, Permanent or the Bank constitutes a "termination" (as defined in the Employment Agreement) by Permanent or the Bank of the Executive's employment (whether with or without "cause", as defined in the Employment Agreement) and does not constitute Permanent or the Bank having "involuntarily terminated", as defined in the Employment Agreement, the Executive's employment, and (f) neither this Agreement (including the Executive's resignation contemplated hereby) nor any action on the part of the Company, Old National Bank, Permanent or the Bank will result in the Executive being entitled to any payment under the Employment Agreement (whether in connection with a "change in control", as defined in the Employment Agreement, or otherwise).

         6.06. Confirmation. Immediately prior to the Effective Time, the Executive shall confirm in writing that his representations, warranties, agreements, waivers and releases contained in this Agreement continue are true, accurate and complete and binding upon him as of the Effective Time.

Section 7. Effectiveness of this Agreement.

         This Agreement shall be in full force and effect and binding upon the parties hereto on and after the date hereof, notwithstanding that the Term shall begin following the date hereof. In the event that the Merger Agreement is terminated as provide therein, then this Agreement shall automatically terminate (without the need for any further action, writing or notice by either party hereto).

Section 8. Miscellaneous.

         (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, representatives, successors and assigns. Neither party may assign this Agreement without the prior written consent of each other party



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hereto; provided, however, that the Executive shall not unreasonably withhold his consent to any such assignment by the Company.

         (b) Waiver. The parties hereto may, by an instrument in writing signed by the waiving party, waive the performance or breach by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         (c) Amendment. Except as expressly provided otherwise herein, this Agreement may be terminated, amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

         (d) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

         (e) Entire Agreement. This Agreement supersedes all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and constitutes the entire agreement between the parties hereto relating to the subject matter hereof.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

         (g) Headings. The section headings contained in this Agreement have been inserted solely for convenience and ease of reference and shall not be considered in the interpretation, construction or enforcement of this Agreement.

         (h) Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Merger Agreement.


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         IN WITNESS WHEREOF, the parties hereto have entered into, executed and delivered this Agreement as of the day and year first above written.

                                            OLD NATIONAL BANCORP


                                            By: /s/ JAMES A. RISINGER
                                                --------------------------------
                                                James A. Risinger, Chairman and
                                                Chief Executive Officer

                                            EXECUTIVE


                                            /s/ DONALD P. WEINZAPFEL
                                            ------------------------------------
                                            Donald P. Weinzapfel